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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 3, 2001

                          THE SPORTS CLUB COMPANY, INC.


          Delaware                     1-13290                  95-4479735
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                      Indentification No.)

11100 Santa Monica Boulevard, Suite 300
         Los Angeles, California                                  90025
(address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (310) 479-5200


  (Former name or former address, if changed since last report.) Not applicable


                           Index of Exhibits on Page 2

                                   Page 1 of 2



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ITEM 5. OTHER EVENTS

        On July 3, 2001, the Company renewed its $15.0 million bank credit agreement with Comerica Bank - California. The new facility matures on May 31, 2002 and bears interest at a variable rate of LIBOR plus 2 1/4 percent or the Bank's prime rate. Outstanding borrowings are secured by all the assets of The Sports Club/Irvine and The Sports Club/Las Vegas, and are guaranteed by the Company's three major shareholders, MDP Venture II LLC, an affiliate of Millennium Entertainment Partners L.P., D. Michael Talla and Rex A. Licklider. The new agreement requires the Company to maintain certain Tangible Net Worth, Total Liabilities to Tangible Net Worth and EBITDA covenants.

        To secure the guarantee, the Company entered into an Indemnification and Contribution Agreement with the three guarantors. This agreement provides for the payment of a commitment fee equal to one percent of the aggregate amount of the credit facility and for the payment of a usage fee equal to two percent of the average annual outstanding advances under the credit facility. The Company also agreed to hold each guarantor free and harmless from any claims to which any guarantor may be subject to or incur under the guarantee. At the Company's option, fees and indemnification payments required under the Indemnification and Contribution Agreement may be paid either in cash or shares of the Company's common stock.

        The Company's Board of Directors also approved an amendment to the Company's Stockholder Rights Plan adopted on September 29, 1998 and amended by First Amendment to Rights Agreement dated as of February 18, 1999, by Second Amendment to Rights Agreement dated as of July 2, 1999, and by Third Amendment to Rights Agreement dated as of April 27, 2000. The Amendment provides that the Rights Plan will not be triggered as a result of the acquisition of any shares issued to any guarantor pursuant to the Indemnification and Contribution Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        1. Third Amendment to Fourth Amended and Restated Loan Agreement entered into as of June 1, 2001 by and among The Sports Club Company, Inc. and various of its subsidiaries and Comerica Bank
                - California.

        2. Indemnification and Contribution Agreement entered into as of July 3, 2001 by and among The Sports Club Company, Inc., Rex A. Licklider, D. Michael Talla and MDP Ventures II LLC.

        3. Fourth Amendment to Rights Agreement entered into as of June 27, 2001 between The Sports Club Company, Inc. and American Stock Transfer & Company.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                       THE SPORTS CLUB COMPANY, INC.


                                       BY: /s/ TIMOTHY O'BRIEN
                                           -------------------------------------
                                           Timothy O'Brien
                                           Chief Financial Officer

                                           JULY 17, 2001